UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington	000-51826	47-0956945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8

(Address of principal executive office)

(604) 684-1099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The following summary set forth below in this Item 1.01 is not complete and qualified in its entirety by the Supplemental Indenture, the 2019 Notes Indenture, the 2022 Notes Indenture, the 2019 Notes Registration Rights Agreement, the 2021 Notes Registration Rights Agreement and the Stendal Revolving Credit Facility (each as defined below) which are filed with this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.4, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

2017 Notes Supplemental Indenture

On November 26, 2014, Mercer International Inc. (the “Company”) and Wells Fargo Bank, National Association, as trustee, entered into a supplemental indenture (the “Supplemental Indenture”), in order to give effect to certain amendments to the indenture (the “2017 Notes Indenture”), dated November 17, 2010, governing the Company’s 9.500% senior notes due 2017 (the “2017 Notes”), as set forth in the Company’s offer to purchase and consent solicitation dated November 12, 2014. The amendments remove substantially all of the restrictive covenants, certain events of default and related provisions in the 2017 Notes Indenture.

2019 Notes and 2022 Notes Indentures

On November 26, 2014, the Company and Wells Fargo Bank, National Association, as trustee, entered into an indenture (the “2019 Notes Indenture”) with respect to the Company’s issuance of 7.000% senior notes due 2019 in an aggregate principal amount of $250,000,000 (the “2019 Notes”) and an indenture (the “2022 Notes Indenture” and, together with the 2019 Notes Indenture, the “Indentures”) with respect to the Company’s issuance of 7.750% senior notes due 2022 in an aggregate principal amount of $400,000,000 (the “2022 Notes” and, together with the 2019 Notes, the “Notes”). The Notes are unsecured and rank equally in right of payment with all of the Company’s existing and future unsecured senior indebtedness, effectively junior in right of payment to any of the Company’s existing and future secured indebtedness to the extent of the assets securing such indebtedness and the indebtedness and other liabilities of subsidiaries of the Company and senior in right of payment to any of the Company’s future subordinated indebtedness.

Interest and Maturity

The 2019 Notes will mature on December 1, 2019 and interest on the 2019 Notes will be payable semi-annually in arrears on each June 1 and December 1, commencing June 1, 2015. Interest will be payable to holders of record of the 2019 Notes on the immediately preceding May 15 and November 15 and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The 2022 Notes will mature on December 1, 2022 and interest on the 2022 Notes will be payable semi-annually in arrears on each June 1 and December 1, commencing June 1, 2015. Interest will be payable to holders of record of the 2022 Notes on the immediately preceding May 15 and November 15 and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

At any time prior to December 1, 2016, in the case of the 2019 Notes, and prior to December 1, 2017, in the case of the 2022 Notes, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of 2019 Notes issued under the 2019 Notes Indenture and up to 35% of the aggregate principal amount of 2022 Notes issued under the 2022 Notes Indenture at a redemption price of 107.000% of the principal amount of 2019 Notes redeemed or 107.750% of the principal amount of 2022 Notes redeemed, as the case may be, plus accrued and unpaid interest and additional interest, if any, to, but not including, the redemption date with the net proceeds of certain equity offerings, provided that:

•

in the case of a redemption of 2019 Notes, at least 65% of the aggregate principal amount of 2019 Notes issued under the 2019 Notes Indenture (excluding 2019 Notes held by Mercer and its subsidiaries) remains outstanding immediately after the occurrence of such redemption;

•

in the case of a redemption of 2022 Notes, at least 65% of the aggregate principal amount of 2022 Notes issued under the 2022 Notes Indenture (excluding 2022 Notes held by Mercer and its subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

•	each redemption occurs within 90 days of the date of the closing of such sale of equity interests.

On and after December 1, 2016, the Company may redeem all or a part of the 2019 Notes, and on and after December 1, 2017, the Company may redeem all or a part of the 2022 Notes, upon not less than 30 or more than 60 days’ notice to the holders, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest (including any additional interest), if any, to (but not including) the applicable redemption date, on the 2019 Notes and/or 2022 Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below, subject to the rights of holders of such Notes on the relevant record date to receive interest on the relevant interest payment date:

2019 Notes
Year	Percentage
2016	103.500%
2017	101.750%
2018 and thereafter	100.000%

2022 Notes
Year	Percentage
2017	105.813%
2018	103.875%
2019	101.938%
2020 and thereafter	100.000%

In addition, at any time prior to December 1, 2016, in the case of the 2019 Notes, or December 1, 2017, in the case of the 2022 Notes, the Company may on one or more occasions redeem all or a part of the Notes at the “make-whole” premium set forth in the applicable Indenture, plus accrued and unpaid interest to (but not including) the redemption date.

Change of Control

If a change of control event occurs (as defined under the applicable Indenture), each holder of Notes of the applicable series may require the Company to repurchase all or a portion of that holder’s Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued but unpaid interest and additional interest, if any, on the Notes repurchased, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Certain Covenants

The Indentures contain covenants that, among other things, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to, directly or indirectly: (1) declare or pay any dividends or make any other payment or distribution on account of the Company’s or any of its subsidiaries’ equity interests; (2) purchase, redeem or otherwise retire for value any equity interest of the Company; (3) make any payment on or with respect to or purchase, redeem, defease or otherwise acquire or retire for value any indebtedness of the Company that is contractually subordinated to the Notes; (4) incur, issue, assume or guarantee any indebtedness and issue any shares of preferred stock; (5) create, incur or assume certain liens; (6) consolidate, merge or transfer all or substantially all of the Company’s assets, unless certain conditions are met; (7) engage in transactions with affiliates, unless certain conditions are met; (8) guarantee any other indebtedness of the Company, unless certain conditions are met; and (9) designate any restricted subsidiary to be an unrestricted subsidiary, unless such action would not cause an event of default.

In the event that the 2019 Notes and/or the 2022 Notes are rated as investment grade debt by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services, and no event of default has occurred, most of the aforementioned covenants as well as the Company’s obligation to offer to repurchase the Notes following certain asset sale events will be suspended with respect to the applicable series of Notes.

Events of Default

In the case of an event of default occurring and continuing, the trustee or the holders of 25% of the principal amount of the then outstanding Notes of the affected series may declare all Notes of the affected series to be immediately due and payable, except that a default resulting from a bankruptcy, insolvency or reorganization with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Company, will automatically cause all Notes to become due and payable immediately without further action or notice. Each of the following constitutes an event of default under each of the Indentures, as applicable:

(1)	default for 30 days in the payment when due of interest or additional interest, if any, with respect to the Notes of a series;

(2)	default in payment when due of the principal of, or premium, if any, on the Notes of a series;

(3)

failure by the Company or any of its restricted subsidiaries to comply with certain provisions relating to change in control, asset sales, or mergers, consolidations and sales of assets, in respect of a series of Notes;

(4)

failure by the Company or any of its restricted subsidiaries for 60 days after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of Notes of the affected series then outstanding voting as a single class to comply with any of the other agreements in the applicable Indenture;

(5)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its restricted subsidiaries, if that default:

a)

is caused by a failure to pay principal of, or interest or premium, if any, on, such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or

b)

results in the acceleration of such indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million or more (including, in respect of either series of Notes, the other series of Notes);

(6)

failure by the Company or any of its subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $35.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

(7)

certain events of bankruptcy or insolvency described in the Indentures with respect to the Company or any of its restricted subsidiaries that is a significant subsidiary or any group of subsidiary subsidiaries that, taken together, would constitute a significant subsidiary.

Registration Rights Agreements

In connection with the issuance and sale of the Notes, on November 26, 2014, the Company entered into (i) a registration rights agreement in respect of the 2019 Notes (the “2019 Notes Registration Rights Agreement”) and (ii) a registration rights agreement in respect of the 2022 Notes (the “2022 Notes Registration Rights Agreement” and, together with the 2019 Notes Registration Rights Agreement, the “Registration Rights Agreements”) with Credit Suisse Securities (USA) LLC, as representative of the initial purchasers. Under the Registration Rights Agreements, the Company agreed to use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) and cause to be declared effective within 240 days after November 26, 2014, registration statements relating to an offer to issue two new series of new notes having terms substantially identical to the Notes in exchange for outstanding Notes of each series (each, an “Exchange Offer”).

If the Company is not permitted by applicable law or SEC policy to consummate an Exchange Offer or file a registration statement related to such Exchange Offer in respect of either series of Notes, then the Company will be required to file a shelf registration statement (the “Shelf Registration Statement”) to register resales of the applicable series of Notes by holders thereof who satisfy certain conditions relating to the provision of info in connection with the Shelf Registration Statement. If the Company fails to satisfy these obligations, the Company may be required to pay additional interest to holders of the Notes under certain circumstances.

Stendal Revolving Credit Facility

On November 25, 2014, our subsidiary Zellstoff Stendal GmbH (“Stendal”) entered into a new €75 million revolving credit facility (the “Stendal Revolving Credit Facility”) with UniCredit Bank AG, Credit Suisse AG, London Branch, Royal Bank of Canada and Barclays Bank PLC as original lenders. The principal terms of the Stendal Revolving Credit Facility provide:

•	The total availability under the facility is €75.0 million.

•	The facility will mature on the earlier of October 31, 2019 and one month prior to the stated maturity of the 2019 Notes.

•

The facility may be utilized in the form of cash advances or advances by letters of credit or bank guarantees of up to €5.0 million. Borrowings accrue interest at a rate of Euribor plus a 3.50% margin. Fees of 2.25% per annum will be payable on issued but undrawn letters of credit and bank guarantees. There is a commitment fee of 1.10% per annum payable on unused availability.

•

The facility is secured by a first ranking registered security interest on the inventories, receivables and accounts of Stendal. All shareholder loans made by the Company to Stendal will be subordinated to the indebtedness under the facility. The lenders’ security interest under the facility will rank pari passu with the claims of Stendal’s hedge provider under its interest rate swap.

•

The facility contains financial maintenance covenants which will be tested semi-annually on June 30 and December 31, commencing June 30, 2015, which require Stendal to maintain certain financial ratios.

•

Stendal is permitted under such facility to make (i) distributions for regularly scheduled interest payments on its shareholder loans from the Company in an amount of up to $23 million per year, provided it maintains pro forma liquidity (availability under the facility plus unencumbered cash) of at least €20 million and no event of default is occurring and (ii) other distributions to the Company semi-annually, provided it maintains pro forma liquidity of at least €20 million, no event of default is occurring and it maintains certain financial ratios.

•

The facility became effective substantially concurrently with the closing of Notes offering. Stendal used borrowings of €21.0 million under the facility in connection with the repayment of indebtedness related to its two project loan facilities. Future borrowings will be used for working capital and other general corporate purposes.

•

The facility contains other customary restrictive covenants which, among other things, govern the ability of Stendal to incur liens, sell assets, incur indebtedness, make investments, enter into joint ventures, change its business and issue, repurchase or redeem shares. The facility also contains customary events of default.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under the heading “2019 Notes and 2022 Notes Indentures” and “Stendal Revolving Credit Facility” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 3.03	MATERIAL MODIFICATION TO THE RIGHTS OF SECURITYHOLDERS.

The information set forth under the heading “2017 Notes Supplemental Indenture” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

ITEM 8.01	OTHER EVENTS

Results of Tender Offer

On November 26, 2014, the Company issued a press release announcing the early tender period results of its previously announced tender offer for the outstanding 2017 Notes. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Completion of Notes Offering

On November 26, 2014, the Company issued a press release announcing the completion of its previously announced offerings of Notes. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The Notes were sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

4.1	Supplemental Indenture, dated November 26, 2014, between Mercer International Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	Indenture, dated November 26, 2014, between Mercer International Inc. and Wells Fargo Bank, National Association, as trustee, related to 2019 Notes.

4.3	Form of 7.000% Senior Note due 2019 (included in Exhibit 4.2 hereto).

4.4	Indenture, dated November 26, 2014, between Mercer International Inc. and Wells Fargo Bank, National Association, as trustee, related to 2022 Notes.

4.5	Form of 7.750% Senior Note due 2022 (included in Exhibit 4.4 hereto).

10.1	Registration Rights Agreement, dated November 26, 2014, between Mercer International Inc. and Credit Suisse Securities (USA) LLC, related to 2019 Notes.

10.2	Registration Rights Agreement, dated November 26, 2014, between Mercer International Inc. and Credit Suisse Securities (USA) LLC, related to 2022 Notes.

10.3	Stendal Revolving Credit Facility, dated 25 November 2014, between Zellstoff Stendal GmbH, UniCredit Bank AG, as agent, and the lenders party thereto.

99.1	Press release of the Company, dated November 26, 2014, related to early tender results.

99.2	Press release of the Company, dated November 26, 2014, related to completion of Notes offerings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi
David M. Gandossi
Chief Financial Officer

Date: November 28, 2014

Exhibit Index

Exhibit No.	Description

4.1	Supplemental Indenture, dated November 26, 2014, between Mercer International Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	Indenture, dated November 26, 2014, between Mercer International Inc. and Wells Fargo Bank, National Association, as trustee, related to 2019 Notes.

4.3	Form of 7.000% Senior Note due 2019 (included in Exhibit 4.2 hereto).

4.4	Indenture, dated November 26, 2014, between Mercer International Inc. and Wells Fargo Bank, National Association, as trustee, related to 2022 Notes.

4.5	Form of 7.750% Senior Note due 2022 (included in Exhibit 4.4 hereto).

10.1	Registration Rights Agreement, dated November 26, 2014, between Mercer International Inc. and Credit Suisse Securities (USA) LLC, related to 2019 Notes.

10.2	Registration Rights Agreement, dated November 26, 2014, between Mercer International Inc. and Credit Suisse Securities (USA) LLC, related to 2022 Notes.

10.3	Stendal Revolving Credit Facility, dated 25 November 2014, between Zellstoff Stendal GmbH, UniCredit Bank AG, as agent, and the lenders party thereto.

99.1	Press release of the Company, dated November 26, 2014, related to early tender results.

99.2	Press release of the Company, dated November 26, 2014, related to completion of Notes offerings.